Exhibit 10.41

CONSENT AND WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Consent”), made and entered into as of May 14, 2012, is by and between Electromed, Inc., a Minnesota corporation (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”).

RECITALS

1.                   The Bank and the Borrower entered into that certain Amended and Restated Credit Agreement dated as of November 7, 2011, between the Bank and the Borrower, as amended by that certain First Amendment to Credit Agreement dated as of December 30, 2011 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

2.                   The Borrower has informed the Bank that Robert D. Hansen retired from his position as chief executive officer effective May 11, 2012, and was replaced as chief executive officer by James J. Cassidy, notwithstanding the requirement under Section 6.20 of the Credit Agreement that in no event shall Robert D. Hansen cease to be chief executive officer. The Bank has agreed to waive the Event of Default arising from such retirement and consent to such retirement, subject to the terms and conditions set forth in this Consent.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                     Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2.                     Consent and Waiver.

2.1                Waiver; Consent to Retirement. Under Section 6.20 of the Credit Agreement, in no event shall Robert D. Hansen cease to be chief executive officer of the Borrower. Mr. Hansen retired as chief executive officer of the Borrower on May 11, 2012 and was replaced as chief executive officer by James J. Cassidy. Pursuant to Section 7.1(c) of the Credit Agreement, an Event of Default exists as a result thereof. Upon the effectiveness of this Consent pursuant to Section 4 hereof, the Bank hereby waives such Event of Default and hereby consents to the retirement of Robert D. Hansen from his position as chief executive officer.

2.2                Scope of Waiver and Consent. The waiver and consent set forth in Section 2.1 hereof are limited to the express terms thereof, and nothing herein shall be deemed a consent or waiver by the Bank with respect to any other term, condition, representation, or covenant applicable to the Borrower under the Credit Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The consent set forth herein shall not be deemed to be a course of action upon which the Borrower or its Subsidiaries may rely in the future.

Section 3.                     Amendment to Credit Agreement. Section 6.20 of the Credit Agreement is amended and restated to read in its entirety as follows:

Section 6.20 Management. In no event shall James J. Cassidy cease to be chief executive officer.

Section 4.                     Effectiveness of Consent. The consent set forth in Section 2.1 hereof and amendment set forth in Section 3 hereof shall become effective upon the delivery of, or compliance with, the following:

4.1                This Consent, duly executed by the Borrower and delivered (including by way of telecopy or other electronic transmission (including by e-mail in .pdf format), in each case with original signatures to follow promptly thereafter) to the Bank.

4.2                Within 30 days of the date of this Consent, a true and correct copy certified by an officer of the Borrower of resolutions of the Borrower authorizing and ratifying this Consent; provided that failure to deliver such resolutions shall constitute an Event of Default.

4.3                The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Consent in connection with the Credit Agreement and this Consent and requested to be paid by the Bank.

Section 5.                     Release, No Waiver, Representations, Warranties, Authority, No Adverse Claim.

5.1                Release of Claims. The Borrower, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Bank from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that the Borrower has asserted, or might assert, against the Bank with respect to the Obligations, the Credit Agreement (including as affected by this Consent), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Bank by reason of or in connection with any of the foregoing matters, claims, or causes of action.

5.2                No Waiver. The execution of this Consent and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (other than as specifically set forth in Section 2 of this Consent) or breach, default, or event of default under any Security Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Consent.

5.3                Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Consent (a) all of the representations and warranties in the Credit Agreement and the Security Documents are true, correct, and complete in all material respects, without duplication as to any materiality modifiers, qualifications, or limitations set forth in Article IV of the Credit Agreement, in each case as of the date hereof as though made on and as of such date, except (i) for changes permitted by the terms of the Credit Agreement and (ii) to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Loan Documents as affected by this Consent on such date that the Bank has not expressly waived in writing.

5.4                Authority, No Conflict, No Consent Required. The Borrower represents and warrants that it has the power, legal right, and authority to enter into the Consent and has duly authorized as appropriate the execution and delivery of the Consent by proper corporate action, and neither the Consent nor the agreements herein contravene or constitute a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery of the Consent or the performance of obligations of the Borrower therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank.

5.5                No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations.

Section 6.                     Affirmation of Loan Documents, Further References, Affirmation of Security Interest. Each of the Bank and the Borrower acknowledge and affirm that the Credit Agreement, the Security Documents, and each of the other Loan Documents to which it is a party is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of each such Loan Document shall remain unmodified and in full force and effect. The Borrower confirms to the Bank that the Obligations are and continue to be secured by the security interest granted in favor of the Bank under the Security Documents and that all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are hereby ratified, assumed, and affirmed in all respects by the Borrower.

Section 7.                     Merger and Integration, Superseding Effect. This Consent, on and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Consent all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Consent shall control with respect to the specific subjects hereof and thereof.

Section 8.                     Severability. Whenever possible, each provision of this Consent and any other statement, instrument, or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Consent or any other statement, instrument, or transaction contemplated hereby or relating hereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Consent or any other statement, instrument, or transaction contemplated hereby or relating hereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 9.                     Successors. This Consent shall be binding upon the Borrower, the Bank, and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank, and the successors and assigns of the Bank.

Section 10.                  Expenses. The Borrower shall pay the Bank, upon execution of this Consent, the fees and expenses as provided in Section 8.2 of the Credit Agreement.

Section 11.                  Headings. The headings of various sections of this Consent are for reference only and shall not be deemed to be a part of this Consent.

Section 12.                  Counterparts. This Consent may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 13.                  Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS CONSENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the date and year first above written.

BORROWER:

ELECTROMED, INC.

By:	/s/ Jeremy T. Brock
Name: Jeremy T. Brock
Title: CFO

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel J. Miller
Name: Daniel J. Miller
Title: Vice President

Signature Page to Consent